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                                                                    Exhibit 10.1

                         SEVERANCE AND RELEASE AGREEMENT


        THIS SEVERANCE AND RELEASE AGREEMENT ("Agreement") is between Elizabeth Hall ("Employee") and N2H2, INC. ("Employer") and is in consideration of their mutual undertakings as set forth in this Agreement.

        Because the parties to this Agreement wish to set forth clearly the terms and conditions of Employee's departure from his/her employment, they agree as follows:

1. This Agreement shall not be construed as an admission by Employee of any misconduct or impropriety. Additionally, this Agreement shall not be construed as an admission by Employer that it acted wrongfully with respect to Employee.

2.      Employee's last day of employment will be April 17, 2002.

3.      Employer will pay Employee as follows:

        3.1 Employer will pay Employee for all wages earned through the effective date identified in paragraph 2.

        3.2 Employer will pay Employee for all Employee's earned but unused vacation on Employee's final paycheck on April 30, 2002.

        3.3 If Employee is generally compensated in all or in part by commissions, Employer will pay Employee his/her quarterly commissions through March 31, 2002, if any due, consistent with the Sales Compensation plan dated November 1, 2001.

        3.4 If Employee has vested stock option rights, the exercise of those rights shall be governed by the terms of any applicable Stock Option Agreement or granting documents and shall not be affected by this Severance and Release Agreement.

        Employee expressly agrees that he/she is not otherwise entitled to any other compensation in the way of base salary, bonus, incentive compensation, separation pay, stock options or otherwise.

4. Employer will pay Employee six weeks' severance pay (based on base pay + non-recoverable draw) in the amount of Fifteen Thousand Nine Hundred Twenty Three Dollars and Eight Cents ($15,923.08), less all lawful or required deductions, upon expiration of seven days following the execution of this Agreement.

5. Until April 30, 2002, Employer will continue its contributions towards Employee's group medical and dental insurance. After April 30, 2002, Employee may elect COBRA medical and dental plan continuation coverage for himself/herself and/or his/her covered dependents for the time period and under such conditions as are provided by COBRA. If Employee elects COBRA effective May 1, 2002, then Employer will pay the COBRA premium for Employee and Employee's eligible dependents for up to two months. After July 1, 2002, Employee must self-pay to continue his/her COBRA coverage and coverage for any dependants.


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6.      If Employee files for unemployment compensation benefits, Employer will confirm to the Washington State Employment Security Department that Employee and Employer agreed to a mutual resignation and Employer will not contest Employee's eligibility for unemployment compensation.

7. Employee will direct all requests for references to Employer's Human Resources Department, which will confirm the dates of Employee's employment and his/her job title.

8. Employer and Employee may acknowledge to persons within and outside the company that their parting was on mutually satisfactory terms. The parties will use their best efforts, however, to keep the terms of this Agreement confidential. Employee may disclose the terms of this Agreement to his/her immediate family. Employer may disclose the terms of this Agreement to its officers, directors, trustees, or managers who have a need to know. Either party may disclose the terms of this Agreement to their respective attorneys, accountants, financial advisers, auditors, or similar advisors, or in response to legal process or government requests. Third persons who are authorized to be informed of the terms of this Agreement shall in turn be advised of this confidentiality provision and requested to maintain it.

        8.1. Employee also agrees that though he/she is no longer employed by Employer he/she will continue to respect the confidences of Employer, its officers, directors, or employees and its clients, in accordance with the "N2H2 Mutual Non-Disclosure Agreement and Employee Intellectual Property Agreement" which he/she signed on November 5, 2001.

9. Employee shall immediately review all personal items and return to Employer all company-owned property in his/her possession or under his/her control, including, but not limited to, all keys or card keys to company buildings or property, all company-owned equipment, all company software, documents and papers (such as reports, blueprints, business plans and files), credit cards, cell phones, and all other Employer property. Employee shall return both originals and copies of such property and shall not use or transfer such property to others.

10. In exchange for the severance pay and other benefits contained in this Agreement, which are in addition to the benefits Employee is otherwise entitled to receive, Employee and his/her successors and assigns forever release and discharge Employer, any of Employer's parent, subsidiary or related companies, any Employer-sponsored employee benefit plans in which Employee participates, and all of their respective officers, directors, trustees, agents, stockholders, employees, employees' spouses, and all of their successors and assigns (collectively "Releasees") from any and all employment-related claims, actions, causes of action, rights, or damages, including costs and attorneys' fees (collectively "Claims") which Employee may have on behalf of himself/herself, known, unknown, or later discovered which arose prior to the date Employee signs this Agreement.

        10.1. This release includes but is not limited to, any Claims under any local, state, or federal laws prohibiting discrimination in employment, including without limitation the Civil Rights Acts, the Americans with Disabilities Act, the Age Discrimination in Employment Act or the Washington State Law Against Discrimination, or Claims under the Employee Retirement Income Security Act, any claims under


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               the Family Medical Leave Act, or Claims alleging any legal restriction on Employer's right to terminate its employees, or personal injury Claims, including without limitation wrongful discharge, breach of contract, defamation, tortious interference with business expectancy, or infliction of emotional distress.

        10.2. Employee represents that he/she has not filed any Claim against Employer or its Releasees, and that he/she will not do so at any time in the future concerning Claims released in this Agreement; provided, however, that this will not limit Employee from filing a Claim to enforce the terms of this Agreement.

11. The parties pledge that they will take no action from this date forward that might interfere with the other's activities or damage the other's reputation. Prohibited actions would include, but not be limited to, private or public comments, statements, or writings critical, disparaging, or derogatory of the other party or the Releasees, or complaints filed against the other party or the Releasees with any regulatory agency.

12. Employee understands and acknowledges the significance and consequences of this Agreement, admits that it is voluntary and that it has not been given as a result of any coercion, and expressly confirms that it is to be given full force and effect according to all of its terms, including those relating to unknown Claims. Employee was hereby advised of his/her right to seek the advice of an attorney prior to signing this Agreement. Employee acknowledges that he/she has signed this Agreement only after full reflection and analysis.

13. Employee has a period of at least 7 days in which to consider this Agreement, but may sign it in less than 7 days at his/her option.

14. Employer will pay the severance payment as promised in paragraph 4 to the Employee on the eighth (8th) day after Employee's execution of this Agreement.

15. If any of the provisions of this Agreement are held to be invalid or unenforceable, the remaining provisions will nevertheless continue to be valid and enforceable.

16. This Agreement and its attachments represents and contains the entire understanding between the parties in connection with its subject matter. All prior written or oral agreements or understandings are merged into and superseded by this Agreement. Employee acknowledges that in signing this Agreement, he/she has not relied upon any representation or statement not set forth in this Agreement made by Employer or any of its representatives.

17. This Agreement is made and shall be construed and performed under the laws of the State of Washington.


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PLEASE READ THIS AGREEMENT CAREFULLY. THIS SEVERANCE AND RELEASE AGREEMENT
INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.




Dated:      4/15/02                            Dated:  4/17/02
      --------------------------                     ---------------------------



N2H2, INC.:                                    Elizabeth Hall:



By    /s/ Howard P. Welt                       /s/ Elizabeth Hall
      --------------------------               ---------------------------------

Its    CEO & President
      --------------------------


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